Exhibit 32
Section 1350 Certifications

STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Treasurer or Principal Accounting Officer of Kranem Corporation. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-K/A of Kranem Corporation for the year ended December 31, 2011.

The undersigned certifies that such 10-K/A Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such 10-K Report fairly presents, in all material respects, the financial condition and results of operations of Kranem Corporation as of December 31, 2011.

This Certification is executed as of June 19, 2012.

By: /s/ Ajay Batheja
Name: Ajay Batheja
Title: President, Chief Executive Officer and Director
(Principal Executive Officer)

By: /s/ Edward Miller
Name: Edward Miller
Title: Chief Financial Officer, Secretary and Treasurer
(Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Kranem Corporation and will be retained by Kranem Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.